EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

                  This Agreement is made this 1st day of , by and between SIERRA HEALTH SERVICES, Inc., a Nevada Corporation, of Las Vegas, Nevada (hereinafter referred to as "Employer"), AND JONATHON W. BUNKER , (hereinafter referred to as "Employee").

                                   WITNESSETH
                  WHEREAS, Employer is a publicly traded company engaged in the business of providing managed health care services through subsidiary companies;
                  WHEREAS, Employee has expertise and experience in providing Managed Health Care Services; and, WHEREAS, the Employee has made and is expected to continue to make a major contribution to the profitability, growth and financial strength of the Employer;
                  NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, Employer and Employee agree as follows:

                                    ARTICLE I
                          EMPLOYMENT/DUTIES AND POWERS
         1. Employer hereby employs, engages and hires Employee as VICE PRESIDENT, HMO INSURANCE OPERATIONS FOR SIERRA HEALTH SERVICES; PRESIDENT OF HEALTH PLAN OF NEVADA, INC.; PRESIDENT OF SIERRA HEALTH AND LIFE INSURANCE COMPANY, INC.; PRESIDENT OF SIERRA HEALTHCARE OPTIONS, INC., and Employee hereby accepts and agrees to such hiring, engagement and employment, subject to the general supervision and direction of Employer.
         2. Employee shall perform such duties as are assigned by the President of Employer or his/her designee, and shall at all times faithfully and to the best of his/her ability, perform all the duties that may be required of Employee to the reasonable satisfaction of Employer. Employee shall exercise only those powers for signing contracts and conveyances in the ordinary course of business as are expressly authorized by the Employer's President or the appropriate Board of Directors. Employee further agrees to participate in and assist in the development of quality improvement programs offered by the Employer.

     ARTICLE II TERM OF EMPLOYMENT 1. The term of this Agreement shall be for a TWO (2) year period starting MAY 20, 1996 and terminating MAY 19, 1998 subject, however, to prior termination as hereinafter provided in Article VII.

     ARTICLE III COMPENSATION AND REVIEW 1. Employer shall pay Employee and Employee shall accept from Employer as full payment for Employee's services hereunder, compensation in the amount as set forth in Attachment A of this Agreement, payable at such times as are deemed appropriate by Employer, but not less than twice a month. 2. (a) Employer shall reimburse Employee for all necessary and reasonable business expenses incurred by Employee while performing services pursuant to Employer's direction. (b) The Employee agrees to maintain adequate records of expenses, in such detail as the Employer may reasonably request. 3. (a) Employee shall also be eligible for those Employee fringe benefit programs, bonus plans, and stock option plans as are made available to other employees of the corporation at the same organizational level, and as approved by the Board of Directors. (b) It is expressly understood that Employer may, at any time and at its sole discretion, amend any fringe benefit programs, bonus programs, or stock option programs without prior notice to the Employee even though such an amendment may decrease the benefits available under said programs. 4. Employee's performance shall be reviewed at least annually based on established job duties, goals and objectives and other reasonable standards as deemed necessary and appropriate by the Employer.

                                   ARTICLE IV
                                OTHER EMPLOYMENT
         Employee shall devote all of his time, attention, knowledge, and skills solely to the business and interest of Employer, unless otherwise authorized by the Employer, and Employer shall be entitled to all of the income, benefits, or profits arising from or incident to all work, work associations, services, or advice of Employee, unless otherwise authorized in writing by the Employer. Employee shall not, during the term hereof, be interested in any manner, as partner, officer, director, advisor, employee or in any other capacity in any other business similar to Employer's business or any allied trade, or obtain any interest adverse to Employer; provided, however, that Employee may provide advice and consultation to other entities with the written approval of Employer, and further provided, however, that nothing herein contained shall be deemed to prevent or limit the right of Employee to invest any of his/her surplus funds in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything herein contained be deemed to prevent Employee from investing or limit Employee's right to invest his/her surplus funds in real estate. Employee shall complete a Conflict of Interest form by February 15 of each calendar year and submit it to the Employer for review. All conflicts of interest or any potential conflicts of interest which arise during the year must be immediately reported to the Employer. All conflict of interest concerns must be resolved to the reasonable satisfaction of the Employer as a condition of continuation of employment.
                                    ARTICLE V
                                BUSINESS SECRETS
         1. Employee shall not at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any proprietary or confidential information concerning any matter affecting or relating to the business of Employer or its subsidiaries, including without limiting the generality of the foregoing, any of their customers, the prices they obtain from providers or have obtained from the sale of, or at which they sell or have sold, its services, or any other information concerning the business of Employer or its subsidiaries, their manner of operation, or their plans, if such a disclosure would be detrimental to the business interests of the Employer or its subsidiaries.
         2. If this Agreement is terminated by either party at any time hereafter, then the Employee agrees to turn over to the Employer all papers, documents, working papers, correspondence, memos and any and all other documents in Employee's possession relating to or concerning any matter affecting or relating to the business of the Employer or its subsidiaries.
                                   ARTICLE VI
                            NONCOMPETITION AGREEMENT
         1. The Employee acknowledges that in Employee's employment hereunder, Employee will have continual contacts with the groups, members, and providers who are covered by or associated with the managed health care programs offered by the Employer or its subsidiaries in Nevada and other states. In all of Employee's activities, the Employee, through the nature of Employee's work, will have access to and will acquire confidential information related to the business and operations of the Employer and its subsidiaries, including, without limiting the generality of the foregoing, member and group lists, and confidential information relating to processes, plans, methods of doing business and special needs of doctors, hospitals, members, groups, pharmacies, or other health care providers who contract with the Employer or its subsidiaries. The Employee acknowledges that all such information is the property of the Employer or its subsidiaries solely and constitutes confidential information of such parties; that the disclosure thereof would cause substantial loss to the goodwill of the Employer and its subsidiaries; that disclosure thereof to the Employee is being made only because of the position of trust and confidence which Employee will occupy and because of Employee's agreement to the restrictions herein contained; that his knowledge of these matters would enable him, on termination of this Agreement, to compete with the Employer or its subsidiaries in a manner likely to cause the Employer and its subsidiaries irreparable harm, and disclosure of such matters would, likewise, cause such harm; and that the restrictions imposed upon the Employee herein would not prohibit the Employee in earning a living.
         2. It is understood and agreed by the Employee and the Employer that the essence of this Employment Agreement is the mutual covenants of the parties herein made that the present and future members and groups of the Employer or its subsidiaries will remain the Employer's or its subsidiaries' members and groups during the term of this Agreement and in the event of its termination for any reason by either party. In consideration for the employment and continued employment of the Employee by the Employer, and also for the amount received by the Employee as compensation, the Employee hereby irrevocably warrants, covenants, and agrees as follows:
                  (a) during the term of Employee's employment and after leaving the employment of the Employer for any reason, whether involuntary or voluntary, the Employee will not take any action whatsoever which may or might disturb any existing business relationship of the Employer or its subsidiaries with any doctors, groups, members, hospitals, pharmacies or other health care providers in Nevada who contract with the Employer or its subsidiaries;
                  (b) for a period of one (1) year after leaving the employment of the Employer, Employee will not solicit business from the members or groups of the Employer or its subsidiaries in Nevada, or in any manner disrupt any business relationship the Employer or its subsidiaries has with any contracted health care provider in Nevada with whom Employee came in contact as an employee of the Employer.
                  (c) for a period of one (1) year after leaving the employment of the Employer, Employee will not, either directly or indirectly, work for any present or future competitors of Employer operating in the state of Nevada who in any manner offer any managed health care programs, insurance coverage, or administer health care claims for employers. Such competitors shall include, but are not limited to, HMOs, PPOs, insurance companies, utilization management companies, or third party administrators.
         3. The one (1) year period specified in this Article will be tolled during any period of breach of any of the terms of Article VII by the Employee.
         4. The Employee agrees that in the event of a breach of any term of this Agreement, and more particularly, in the event of a breach of any of the terms and provisions of Article VII, the Employer shall be entitled to secure an order in any suit brought for that purpose to enjoin the Employee from violating any of the provisions of the Agreement and that, pending the hearing and the decision on the application for such order, the Employer shall be entitled to a temporary restraining order without prejudice to any other remedy available to the Employer, all at the expense of the Employee should the Employer prevail in such action. The Employee understands that the covenants of this Article are the essence of this Employment Agreement, and without which no Employment Agreement with the Employee would be entered into by the Employer.
         5. The provisions of Article VII shall in no event be construed to be an exclusive remedy and such remedy shall be held and construed to be cumulative and not exclusive of any rights or remedies, whether in law or equity, otherwise available under the terms of this Agreement or under the laws of the United States or the state of Nevada.
         6. The covenants and agreements made by the Employee in this Article VII shall be construed as an agreement independent of any other provision in the Agreement and the existence of any claim or cause of action by the Employee against the Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer, by injunctive relief or otherwise, of the provisions of Article VII. The invalidity of all or any part of any section or paragraph of this Article VII shall not render invalid the remainder of this Article or any section hereof.
         7. No failure or failures on the part of the Employer to enforce any violation by the Employee of this Noncompetition agreement, shall constitute a waiver of the Employer's rights thereafter to enforce all of the terms, covenants, provisions and agreements herein contained.
                                   ARTICLE VII
                            TERMINATION OF EMPLOYMENT
         1. Termination of employment by either Employer or Employee shall follow established Sierra Health Services Policies and Procedures including appropriate notice, except as otherwise specifically set forth in this Article.
         2. The Employee may terminate this Agreement and employment hereunder with sixty (60) days prior written notice. If Employee shall voluntarily terminate the Agreement all eligible separation compensation and benefits as are routinely made available to other employees of the Employer at the same organizational level, shall be paid or made available to the Employee.
         3. If Employer shall terminate this Agreement without cause, except as otherwise set forth in Paragraph 7 of this Article, Employee shall be entitled to SIX (6) MONTH'S salary and all other separation compensation and benefits as are routinely made available to other employees of the Employer at the same organizational level.
         4. Notwithstanding any other provision in this Agreement to the contrary, Employee hereby agrees that any separation compensation due to the Employee, other than accrued vacation, shall be paid out 25% after the first 90 days, 37 1/2% after the first 180 days, and the remaining 37 1/2% at the end of 365 days. Payment of such amounts shall fully release the Employer from any and all liability of the Employer relating to this Agreement or the employment hereunder.
         5. If Employer shall terminate the Agreement for Employee conduct that is materially detrimental to the Company's reputation, business relationships, or for misappropriation of Employer's funds, Employee shall be eligible for four
(4) weeks' salary and any other separation compensation and benefits as are routinely made available to other employees of the Employer at the same organizational level, as full and final payment under this Agreement. Payment of such amounts shall fully release the Employer from any and all liability of the Employer relating to this Agreement or the employment hereunder. 6. (a) If the Employee is unable to perform Employee's duties hereunder, by reason of illness or incapacity of any kind, for a period of more than THREE (3) MONTHS in excess of accrued sick leave, this Agreement, and the employment hereunder may be terminated by the Employer at its absolute discretion with one week of prior written notice. (b) If the Employee's illness or incapacity shall have ended, and the Employee shall have assumed Employee's duties hereunder, prior to the date specified in the notice of termination, Employee shall be entitled to resume Employee's employment hereunder as if such notice had not been given.
                  (c) In the event of the death of the Employee during the term of this Agreement, the Employer shall be required to pay the Employee's personal representative or the executor or administrator of the Employee's estate, THREE
(3) MONTHS of the Employee's total prior year's annual compensation including both salary and bonus. Such payment shall be in addition to any other payment to which the Employee or their estate is otherwise eligible for under the terms of this Agreement.
         7. In the event of a change in control of the Employer, whereby any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of Employer representing 51% or more of the combined voting power of the then outstanding securities of Employer, and such change in control was not approved by a majority of the Board of Directors of Employer, Employee, at his/her sole option, shall be entitled to terminate this Agreement and will be entitled to TWELVE (12) MONTH'S salary and any other separation compensation and benefits as are routinely made available to other employees of the Employer at the same organizational level. Payment of such amounts shall fully release the Employer from any and all liability of the Employer relating to this Agreement or the employment hereunder.
         8. In the event of a change in control of the Employer, whereby any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of Employer representing 51% or more of the combined voting power of the then outstanding securities of Employer, and such change in control is approved by a majority of the Board of Directors of Employer, Employee, at his/her sole option, shall be entitled to terminate this Agreement and will be entitled to one (l) year's salary and any other separation compensation and benefits as are routinely made available to other employees of the Employer at the same organizational level if, within one (l) year after the effective date of the change in control the Employee's principal duties or compensation, including salary and bonus, is materially changed. It is expressly understood that a change in who the Employee reports to shall not constitute a material change in duties. In addition, if the Employee's employment hereunder is terminated for reasons other than those set forth in Paragraph 4 of this Article within one year after the effective date of a change in control which was approved by a majority of the Employer's Board of Directors, Employee shall be entitled to TWELVE (12) MONTH'S salary and all other separation compensation and benefits as are routinely made available to other employees of the Employer at the same organizational level. Payment of such amounts shall fully release the Employer from any and all liability of the Employer relating to this Agreement or the employment hereunder.
         9. Anything contained herein to the contrary notwithstanding in the event that Employer shall discontinue operation of Employer other than as a result of a merger, consolidation or acquisition, then this Agreement shall terminate as of the last day of the month in which Employer ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof.

                                  ARTICLE VIII
                                EFFECT OF WAIVER
         The waiver by either party of a breach of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

                                   ARTICLE IX
                         ACTUAL ATTORNEY'S FEES EXPENDED
         Employer and Employee agree that all attorneys fees expended by either party in any dispute, arbitration or litigation concerning this Agreement will be paid by the losing party in that dispute, arbitration or litigation.

                                    ARTICLE X
                                     NOTICE
         Any and all notices referred to herein shall be sufficient if furnished in writing, sent by registered mail to the representative parties at the addresses subscribed below their signatures to this Agreement.

                                   ARTICLE XI
                                   ASSIGNMENT
         The rights, benefits and obligations of the Employee under this Agreement shall be assignable, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against the Employer's successors or assigns.

                                   ARTICLE XII
                                ENTIRE AGREEMENT
         This Agreement contains the entire Agreement between the parties, and the parties hereby agree that no other oral representations or agreements have been entered into in connection with this transaction.

                                  ARTICLE XIII
                                    AMENDMENT
         No amendment or modification of this Agreement shall be deemed effective, unless or until, it is executed in writing by the parties hereto.

                                   ARTICLE XIV
                                    VALIDITY
         This Agreement, having been executed and delivered in the State of Nevada, its validity, interpretation, performance and enforcement will be governed by the laws of that state.

                                   ARTICLE XV
                                  SEVERABILITY
         It is mutually agreed that all of the terms, covenants, provisions, and agreements contained herein are severable and that, in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid term, covenant, provision, or agreement were not contained herein.

                                   ARTICLE XVI
                                      FORUM
         The parties hereto consent and agree that any action to enforce this Agreement or any provision therein or any rights hereunder or any action relating to the employment of the Employee with the Employer shall be brought in the State of Nevada.

         IN WITNESS WHEREOF, the parties have executed this Agreement at Las Vegas, Nevada, on the day of , 19 .


SIERRA HEALTH SERVICES, INC.


By:
               Chief Executive Officer
               P. O. Box 15645
               Las Vegas, NV 89114-5645



EMPLOYEE


By:
               Jonathon W. Bunker

                                  ATTACHMENT A

                                 AMENDMENT NO. 1

                                       TO

                              EMPLOYMENT AGREEMENT


     This Amendment No. 1 (the "Amendment") to Employment Agreement is hereby made and entered into as of this 1st day of May, 1997, by and between Sierra Health Services, Inc., a Nevada corporation (hereinafter referred to as "Employer") and JONATHON W. BUNKER (hereinafter referred to as "Employee").

     WHEREAS, the Employer and Employee are parties to that certain Employment Agreement dated as of JULY 1, 1996 ; and

     WHEREAS, the parties hereto desire to amend certain terms thereof on the terms and conditions hereinafter set forth; and

         WHEREAS, the Compensation Committee of the Board of Directors of Employer have reviewed and approved this Amendment.

         NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. SENTENCE 1 OF PARAGRAPH 7 OF ARTICLE VII, TERMINATION OF EMPLOYMENT, IS HEREBY AMENDED TO READ AS FOLLOWS:

                  In the event of a change in control of the Employer, whereby any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of Employer representing 51% or more of the combined voting power of the then outstanding securities of Employer, and such change in control was not approved by a majority of the Board of Directors of Employer, Employee, at his/her sole option, shall be entitled to terminate this Agreement and will be entitled to twelve (12) months salary, WHICH SHALL BE GROSSED UP FOR TAXES IN AN AMOUNT NOT TO EXCEED FIFTY PERCENT (50%) OF THE TWELVE (12) MONTHS SALARY, and any other separation compensation and benefits as are routinely made available to other employees of the Employer at the same organizational level.

2. SENTENCE 1 OF PARAGRAPH 8 OF ARTICLE VII, TERMINATION OF EMPLOYMENT, IS HEREBY AMENDED TO READ AS FOLLOWS:

                  In the event of a change in control of the Employer, whereby any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of Employer representing 51% or more of the combined voting power of the then outstanding securities of Employer, and such change in control is approved by a majority of the Board of Directors of Employer, Employee, at his/her sole option, shall be entitled to terminate this Agreement and will be entitled to twelve (12) months salary, WHICH SHALL BE GROSSED UP FOR TAXES IN AN AMOUNT NOT TO EXCEED FIFTY PERCENT (50%) OF THE TWELVE (12) MONTHS SALARY, and any other separation compensation and benefits as are routinely made available to other employees of the Employer at the same organizational level if, within one (l) year after the effective date of the change in control the Employee's principal duties or
                  compensation,   including  salary  and  bonus,  is  materially
                  changed.

     3. SENTENCE 3 OF PARAGRAPH 8 OF ARTICLE VII, TERMINATION OF EMPLOYMENT,  IS
HEREBY                     AMENDED                    TO                    READ
-------------------------------------------------------------------------------
AS FOLLOWS: ----------

                  In addition, if the Employee's employment hereunder is terminated for reasons other than those set forth in Paragraph 4 of this Article within one year after the effective date of a change in control which was approved by a majority of the Employer's Board of Directors, Employee shall be entitled to twelve (12) months salary, WHICH SHALL BE GROSSED UP FOR TAXES IN AN AMOUNT NOT TO EXCEED FIFTY PERCENT (50%) OF THE TWELVE
                  (12) MONTHS SALARY, and all other separation compensation and benefits as are routinely made available to other employees of the Employer at the same organizational level.

     4. EFFECTIVE DATE. This Amendment shall be effective as of May 1, 1997.

     5. CONTINUED EFFECT. Except as otherwise modified hereby, the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


SIERRA HEALTH SERVICES, INC.


BY:________________________________
         Erin E. MacDonald, President


EMPLOYEE


BY:    /S/ JONATHON W. BUNKER